Exhibit 10.1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT MARKED WITH “[***]” HAVE BEEN REDACTED IN ACCORDANCE WITH ITEM

601(b)(2)(ii) OF REGULATION S-K.

SETTLEMENT OF PROMISSORY NOTES

PARTIES

THIS AGREEMENT (the “ Agreement”) made on 8th of July 2025 (the “Effective Date”) between:

(1)

Crown LNG Holdings Limited, a company incorporated under the laws of Jersey, with a registered address at 3rd Floor, 44 Esplanade, St. Helier, Jersey, JE4 9WG and with business registration number 149912 (“CROWN”); and

(2)	John D. Allan, a person with a registered address at 45 Crosbie Drive, St John’s , NL, A1A 5C6 and with date of birth […] (“JALLAN”).

CROWN and JALLAN are hereinafter collectively referred to as the “Parties” or, individually, as a “Party”.

BACKGROUND

(A)

ICR LLC, with address 761 Main Avenue, Norwalk CT 06851, United States holds invoices due (the “Receivables”) listed in appendix 1 to this Agreement valued at a total of USD $484,844.90 including interest, payable by CROWN.

(B)

John D. Allan has acquired the Receivables from ICR LLC as per the appendix 1 to this Agreement to be settled against shares issued by CROWN. ICR LLC has transferred all its rights related to the Receivables to JALLAN.

(C)	CROWN has issued a convertible promissory note (the “NOTE”) for full and final settlement of the Receivables as per appendix 2 to this Agreement.

(D)

The terms of the Note is further set out in appendix 2 to this Agreement. In the Promissory Note it is contemplated that USD 484,844.90, to be settle the NOTE, in consideration for new shares in CROWN.

(E)	The conversion notice for the NOTE, Exhibit A, has been signed and is an integral part of this Agreement.

On this background, it is agreed as follows.

CONDITIONS

1	SETTLEMENT OF NOTE

1.1	Conversion – Settlement of the Notes in shares

1.2	Form of conversion notice as per Exhibit A to be signed

1.2.1

Conversion Rate. The number of ordinary shares issuable upon conversion of any Conversion Amount pursuant to Section 3(b) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

1.2.2

with respect to which this determination is being made, (B) accrued and unpaid interest with respect to such principal of the Note, and (C) any other unpaid amounts, if any. (i) “Conversion Amount” means the sum of (A) the portion of the principal of the Note to be converted, redeemed or otherwise

1.2.3	(ii) “Conversion Price” means ninety five percent (95%) of the average closing Volume Weighted Average Price observed over the five (5) trading days immediately preceding notice of conversion.

1.2.4	For purposes of this Agreement, the following capitalized terms have the following meanings:

1.2.5	“Trading Day” means a day on which trading in the Company’s ordinary shares (the “Ordinary Shares”) occurs on New York Stock Exchange, NASDAQ or other national securities exchanges.

1.2.6

“Volume Weighted Average Price” means, for any Trading Day, the per share volume weighted average price of an Ordinary Share as displayed under the heading “Bloomberg VWAP” on the applicable Bloomberg page (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume weighted average price is unavailable, the market value of one Ordinary Share on such Trading Day, determined, using a volume weighted average price method, by a nationally recognized independent investment banking firm selected by CROWN). The Volume Weighted Average Price will be determined without regard to after-hours trading or any other trading outside of the primary trading session. The Volume Weighted Average Price shall be adjusted to reflect appropriately the effect of any share split, share subdivision, split-up, reverse share split, share consolidation, share subdivision, share dividend or distribution (including any dividend or distribution of securities convertible into Ordinary Shares), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Ordinary Shares occurring during the applicable measurement period.

1.2.7	Remaining Principal. All accrued and unpaid principal of the Note that is not then converted into Ordinary Shares, shall continue to remain outstanding and to be subject to the conditions of the Note.

1.2.8

Fractional Shares; Effect of Conversion. No fractional Ordinary Shares shall be issued upon conversion of the Note. In lieu of any fractional Ordinary Shares to JALLAN upon conversion of the Note, the Company shall pay to JALLAN an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a Ordinary Share not issued pursuant to the previous sentence. Upon conversion of the Note in full and the payment of any amounts specified in this Section, the Note shall be cancelled and void without further action of the Company or JALLAN, and the Company shall be forever released from all its obligations and liabilities under the Note.

1.2.9	Incorporation by Reference. To the extent applicable, sections 10, 11, 12, 14 of the Note are incorporated by reference into this Agreement.

***

SIGNATURE PAGE

This Agreement has been executed digitally as of the Effective Date.

Crown LNG Holdings Limited	John D. Allan

/s/ Jørn S. Husemoen	/s/John D. Allan
Jørn S. Husemoen Chief Financial Officer	John D. Allan Authorized Signatory

Appendix 1

Receivables

[***]

Appendix 2

Convertible Promissory Note

THIS CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

CROWN LNG HOLDINGS LIMITED

CONVERTIBLE PROMISSORY NOTE

Appendix 1 Principal Amount: $ 484,844.90	Dated as of 8th of July 2025 (the “Closing”)

FOR VALUE RECEIVED and subject to the terms and conditions set forth herein, Crown LNG Holdings Limited., a private limited company incorporated under the laws of Jersey, Channel Islands (the “Maker”), promises to pay to the order John D. Allan (the “Payee”), in lawful money of the United States of America, the principal amount of Four Hundred and Eighty Four Thousand Eight Hundred and Forty Four, 90/100 ($484,844.90), together with accrued and unpaid interest thereon at the rate set forth in Section 2 below, on the terms and subject to the conditions set forth in this Note. Except for any payments on this Note which shall or may be made through the issuance of Company ordinary shares “Ordinary Shares”) or additional Notes, all payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

Principal. The principal amount hereunder, and any other amounts due pursuant to Section 2 hereof that have been accrued but not paid, shall be due and payable on the first anniversary Date of this Note (the “Maturity Date”), unless accelerated upon the occurrence of an Event of Default (as defined below) and subject to the earlier Redemption of this Note for cash pursuant to Section 5 hereof at the option of the Maker. For the avoidance of doubt, the amounts due pursuant to this Section 1 and Section 2 hereof following an Event of Default shall be payable by check or wire transfer of immediately available funds.

Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

Interest. Interest shall accrue at the fixed rate of ten percent (10%) per annum, on the unpaid amount of this Note from and after the Closing. Interest shall be payable quarterly in arrears each quarter. Interest shall be paid in cash; provided, that, the Maker may elect to pay accrued interest in-kind through the issuance of an additional Convertible Promissory Note in a principal amount equal to such accrued interest payment then due and payable and containing the same terms hereof except for the issuance date thereof.

Representations, Warranties, and Certain Agreements of Payee. Payee represents and warrants to and agrees with Maker as follows.

Authorization. This Note constitutes Payee’s valid and legally binding obligations, enforceable against Payee in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Payee represents and warrants to Maker that Payee has full power and authority to enter into this Note.

Purchase for Own Account. This Note and the Ordinary Shares issuable upon conversion of such Ordinary Shares (collectively, the “Securities”) are being and will be acquired for investment for Payee’s own account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act, and Payee has no present intention of selling, granting any participation in, or otherwise distributing the same.

No Solicitation. At no time was Payee presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.

Disclosure of Information. Payee has received or has had full access to all the information Payee considers necessary or appropriate to make an informed investment decision with respect to the Securities. Payee further has had an opportunity to ask questions and receive answers from Maker regarding the terms and conditions of the offering of the Securities and to obtain additional information (to the extent Maker possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Payee or to which Payee had access.

Investment Experience. Payee understands that the purchase of the Securities involves substantial risk. Payee (i) has experience as a Payee in securities of companies in the development stage and acknowledges that Payee is able to fend for itself, can bear the economic risk of Payee’s investment in the Securities and has such knowledge and experience in financial or business matters that Payee is capable of evaluating the merits and risks of this investment in the Securities and protecting Payee’s own interests in connection with this investment in the Securities or (ii) has a preexisting personal or business relationship with Maker and certain of its officers, directors or controlling persons of a nature and duration that enables Payee to be aware of the character, business acumen and financial circumstances of such persons. Payee acknowledges that any investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

Accredited Investor Status. Payee is familiar with the definition of, and qualifies as, an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act of 1933 (the “Act”).

Restricted Securities. Payee understands that the Securities are characterized as “restricted securities” under the Act and Rule 144 promulgated under the Act (“Rule 144”) since they are being acquired from Maker in a transaction not involving a public offering, and that under the Act and applicable regulations the Securities may be resold without registration under the Act only in certain limited circumstances. Payee further understands that Maker is under no obligation to register the Securities, and Maker has no present plans to do so. Furthermore, Payee is familiar with Rule 144, as presently in effect, and understands the limitations imposed and by the Act on resale of the Securities without such registration. Payee understands that, whether or not the Securities may be resold in the future without registration under the Act, no public market now exists for any of the Securities and that it is uncertain whether a public market will ever exist for the Securities.

Further Limitations on Disposition. Without in any way limiting the representations set forth above, Payee further agrees not to make any disposition of all or any portion of the Securities unless and until:

i.	there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such effective registration statement; or

ii.

(A) Payee shall have notified Maker of the proposed disposition and shall have furnished Maker with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by Maker, Payee shall have furnished Maker with an opinion of counsel, reasonably satisfactory to Maker that such disposition will not require registration of such shares under the Act. It is agreed that Maker will not require opinions of counsel for transactions made under Rule 144 except in unusual circumstances.

Vedlegg 1 Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Payee that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date of this Note, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms of this Note to the same extent as if he or she were the original Payee.

Legends. Payee understands and agrees that the certificates evidencing the Securities will bear a legend substantially similar to that set forth below in addition to any other legend that may be required by applicable law or any other agreement between Maker and Payee:

Vedlegg 2 “These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to Maker that such registration is not required or unless sold pursuant to Rule 144 of such Act.”

Events of Default. The occurrence of any of the following shall constitute an event of default (“Event of Default”):

Failure to Make Required Payments. Failure by the Maker to pay interest due pursuant to this Note within ten (10) business days after the dates specified above, if so elected by the Payee.

Voluntary Bankruptcy, Etc. The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as such debts become due, or the taking of corporate action by the Maker in furtherance of any of the foregoing.

Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

Conversion.

Conversion Right. At any time, the Payee shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into validly issued, fully paid and non-assessable Ordinary Shares in accordance with this section, at the Conversion Rate (as defined below). The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent (as defined below)) that may be payable with respect to the issuance and delivery of ordinary shares upon conversion of any Conversion Amount.

Conversion Rate. The number of ordinary shares issuable upon conversion of any Conversion Amount pursuant to this section shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i)

“Conversion Amount” means the sum of (A) the portion of the Principal of this Note to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal of this Note, and (C) any other unpaid amounts, if any.

(ii)	“Conversion Price” means Ninety Five percent (95%) of the average closing Volume Weighted Average Price observed over the five (5) trading days immediately preceding notice of conversion.

For purposes of this Note, the following capitalized terms have the following meanings:

“Trading Day” means a day on which trading in Ordinary Shares occurs on New York Stock Exchange, NASDAQ or other national securities exchanges.

“Volume Weighted Average Price” means, for any Trading Day, the per share volume weighted average price of a Ordinary Share as displayed under the heading “Bloomberg VWAP” on the applicable Bloomberg page (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume weighted average price is unavailable, the market value of one Ordinary Share on such Trading Day, determined, using a volume weighted average price method, by a nationally recognized independent investment banking firm selected by Maker). The Volume Weighted Average Price will be determined without regard to after-hours trading or any other trading outside of the primary trading session. The Volume Weighted Average Price shall be adjusted to reflect appropriately the effect of any share split, share subdivision, split-up, reverse share split, share consolidation, share subdivision, share dividend or distribution (including any dividend or distribution of securities convertible into Ordinary Shares), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Ordinary Shares occurring during the applicable measurement period.

Remaining Principal. All accrued and unpaid principal of this Note that is not then converted into Ordinary Shares, shall continue to remain outstanding and to be subject to the conditions of this Note.

Fractional Ordinary Shares; Effect of Conversion. No fractional Ordinary Shares shall be issued upon conversion of this Note. In lieu of any fractional Ordinary Shares to the Payee upon conversion of this Note, the Maker shall pay to the Payee an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a Ordinary Share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of any amounts specified in this section, this Note shall be cancelled and void without further action of the Maker or the Payee, and the Maker shall be forever released from all its obligations and liabilities under this Note.

Redemption

The Maker may, at its sole option, at any time following six months after the date of this Note and prior to the Maturity Date, redeem the Note (a “Redemption”), in full, but not in part, on a redemption date set forth in notice of such redemption (such date, the “Redemption Date”), which Redemption Date shall be at least ten (10) Trading Days after notice of such Redemption (the “Redemption Notice”) is delivered by the Marker to the Payee, at a redemption price equal to 110% of the aggregate principal amount thereof, plus any accrued and unpaid interest thereon as of the Redemption Date.

Nothing in this section shall prohibit the Investor from exercising its option to convert the Note pursuant to Section 5(b) after delivery of such Redemption Notice and prior to the Redemption Date.

Remedies.

Upon the occurrence of an Event of Default specified in Section 4(a) hereof, the Payee may, by written notice to the Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

Upon the occurrence of an Event of Default specified in Sections 4(b) or 4(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

Unconditional Liability. The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting the Maker’s liability hereunder.

Notices. All notices, statements or other documents that are required or contemplated by this Note shall be in writing and delivered (i) personally or sent by first class registered or certified mail, overnight courier service to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party, or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally or by facsimile or electronic transmission; one (1) business day after delivery to an overnight courier service; or five (5) days after mailing if sent by first class registered or certified mail.

Construction. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF JERSEY, CHANNEL ISLANDS, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

Severability. Any provision contained in this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Transferability and Assignability. This Note and all rights hereunder are transferable, in whole or in part, by surrendering such Note to the Maker duly endorsed for transfer or accompanied by a duly executed instrument of transfer naming the new Payee, together with written instructions for the issuance of one or more new Notes specifying the respective principal amounts of each new Note and the name of each new Payee therefor. Upon such transfer and, if required, any payments, the Maker shall execute and deliver a new Note in the name of the transferee, as applicable, and in the denomination or denominations as specified, and if applicable shall issue to the transferer a new Note evidencing the portion of this Note not so transferred, and this Note shall promptly be cancelled. In lieu of the foregoing procedures, Payee may assign a Note to a new party by sending written notice to the Maker of such assignment specifying the new Payee; in such case, the Maker shall promptly acknowledge such assignment in writing to both the old and new Payee.

Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

Successors and Assigns. The rights and obligations of the Maker and the Payee hereunder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of any party hereto (by operation of law or otherwise) with the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

[Signature Page Follows]

IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

CROWN LNG HOLDINGS LIMITED

By:	/s/ Jørn S Husemoen
Name:	Jørn S Husemoen
Title:	Chief Financial Officer

Company address for notice:

Crown LNG Holdings Limited
3rd Floor, 44 Esplanade, St. Helier, Jersey, JE4 9WG

Acknowledged and agreed as of the date first above written.

INVESTOR

John D. Allan

By:	/s/ John D Allan
Name:	John D Allan
Authorized signatory

JALLAN address for notice:

John D. Allan

45 Crosbie Drive

St. John’s NL,Canada

A1A 5C6

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EXHIBIT A

FORM OF CONVERSION NOTICE

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ 484,844.90 of the principal amount of the above Note into Ordinary Shares (the “Maker”) according to the conditions hereof, as of the date written below.

[***]

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